UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2004 (November 1, 2004)

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement
Omega Healthcare Investors, Inc. ("Omega") entered into an agreement, effective November 1, 2004, to purchase fifteen skilled nursing facilities ("SNFs") and one assisted living facility ("ALF") for a total of $80 million (the "Purchase Agreement"). Thirteen of the facilities are in Pennsylvania, two are in Ohio, and one is in West Virginia. The facilities purchased were simultaneously leased back to the seller, subsidiaries of Guardian LTC Management, Inc., effective November 2, 2004, under a new master lease (the "Master Lease"). The Purchase Agreement and the Master Lease are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
The Purchase Agreement was by and between OHI Asset (PA) Trust (a subsidiary of Omega), Guardian LTC Management, Inc. and the following licensees: Mulberry Square Elder Care and Rehabilitation Center, LLC, Meadow View Senior Living Center, LLC, Lakeview Senior Care and Living Center, LLC, Guardian Elder Care at Aliquippa, LLC, Bradyview Manor, LLC, Jefferson Hills Manor, LLC, Scottdale Manor Rehabilitation Center, LLC, Carleton Senior Care and Rehabilitation Center, LLC, Guardian Elder Care at Laporte, LLC, Guardian Elder Care at Nanticoke, LLC, Curwensville Nursing Home, Inc., North American Medical Centers, Inc., Milford Valley Convalescent Home, Inc., Rolling Acres Care Center, LLC, Minerva Convalescent Center, LLC, and Guardian Elder Care at Wheeling, LLC.
On November 2, 2004, Omega closed on the purchase of fourteen of the SNFs and the ALF for a total investment of $72.3 million. The purchase of the remaining SNF under the agreement, for an additional investment of $7.7 million, will close upon review and approval by the West Virginia Certificate of Need Review Board.

On November 2, 2004, Omega issued a press release regarding the closing on the new investments. Omega’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description is qualified by reference in the entirety to the Purchase Agreement, the Master Lease and the press release dated November 2, 2004, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 99.1, respectively, and are incorporated by reference in this Item 1.01.

On November 5, 2004, Omega entered into an agreement to amend its $175 million credit facility (the "Credit Facility"). See description of this agreement under Item 2.03 "Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" to this Current Report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 5, 2004, Omega entered into the Second Amendment to Credit Agreement and Waiver (the "Second Amendment") to provide for, among other things, the ability to increase the aggregate revolving committed amount under its Credit Facility by up to $125 million to an aggregate amount of not more than $300 million in the future.
This Second Amendment was by and among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC and the following lenders: Bank of America, N.A., UBS Loan Finance LLC, Deutsche Bank Trust Company Americas, General Electric Capital Corporation, Merrill Lunch Capital, Bank One, N.A., Lasalle Bank, N.A., and The Provident Bank.

In connection with the investments discussed in Item 1.01, Omega increased borrowings under the Credit Facility by $80 million, such that Omega had an aggregate of $117 million outstanding on November 1, 2004.
The foregoing description is qualified by reference in the entirety to the Second Amendment to the Credit Facility, a copy of which is filed herewith as Exhibit 10.3 and is incorporated by reference in this Item 2.03.

Item 9.01    Exhibits

10.1	Purchase Agreement, dated as of October 28, 2004, effective November 1, 2004, among Omega, OHI Asset (PA) Trust, Guardian LTC Management, Inc. and the licensees named therein.

10.2	Master Lease, dated October 28, 2004, effective November 1, 2004, among Omega, OHI Asset (PA) Trust and Guardian LTC Management, Inc.

10.3	Second Amendment to Credit Agreement and Waiver, dated as of November 5, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A.

99.1  Press Release dated November 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: November 5, 2004              By:  /s/ C. Taylor Pickett
                    C. Taylor Pickett
                    President and Chief Executive Officer